QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GENAISSANCE PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

April 8, 2005

To Our Stockholders:

        On the pages following this letter you will find the notice of our 2005 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed a proxy card and our annual report to stockholders for the year ended December 31, 2004, which contains audited consolidated financial statements and other information of interest to our stockholders.

        The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote. If you are a stockholder of record, you may vote over the Internet, by telephone, in person at the annual meeting or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name"—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Thank you for your ongoing support and continued interest in Genaissance Pharmaceuticals, Inc.

Sincerely,

Kevin Rakin
 President and Chief Executive Officer

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, May 10, 2005

To the Stockholders of Genaissance Pharmaceuticals, Inc.:

        The annual meeting of stockholders of Genaissance Pharmaceuticals, Inc., a Delaware corporation, will be held at our corporate offices, Five Science Park, New Haven, Connecticut 06511 at 2:00 p.m. Eastern Time on Tuesday, May 10, 2005, for the following purposes:

  1.
  To elect three class 2 directors, two of whom will serve until the 2008 annual meeting of stockholders and one of whom will serve until the 2007 annual meeting of stockholders, as further described in this proxy statement;

  2.
  To approve an amendment increasing the number of shares of common stock issuable under our 2000 Amended and Restated Equity Incentive Plan, as amended, which we refer to as our equity incentive plan, from 7,187,375 shares to 8,187,375 shares;

  3.
  To amend our certificate of designations to our certificate of incorporation, which we refer to as our charter, to provide that the amount of indebtedness we may incur under our certificate of designations without the vote or written consent of the holders of at least 66 2/3% of the shares of our outstanding series A preferred stock be increased from $7.0 million to $9.0 million from and after September 30, 2004;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year; and

  5.
  To transact any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

        Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

        Holders of record of our common stock and series A preferred stock at the close of business on March 28, 2005 are entitled to receive this notice and to vote at the annual meeting.

        We are enclosing a copy of our annual report to stockholders for the fiscal year ended December 31, 2004 with the proxy statement that accompanies this notice of annual meeting of stockholders. The annual report contains financial statements and other information of interest to you.

        It is important that your shares be represented at the annual meeting. Therefore, whether or not you plan to attend the annual meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. You can also vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card. If you attend the annual meeting and vote in person, your proxy will not be used.

By order of our Board of Directors,

Ben D. Kaplan Secretary

April 8, 2005
New Haven, Connecticut

GENAISSANCE PHARMACEUTICALS, INC.
Five Science Park
New Haven, Connecticut 06511
(203) 773-1450

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, May 10, 2005

GENERAL INFORMATION

        Genaissance Pharmaceuticals, Inc., a Delaware corporation (often referred to as "Genaissance," "we" or "us" in this document), is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2005 annual meeting of stockholders. The annual meeting will be held at our corporate offices, Five Science Park, New Haven, Connecticut 06511, at 2:00 p.m. on Tuesday, May 10, 2005. This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

        We are mailing this proxy statement and the enclosed proxy card to stockholders on or about April 8, 2005. In this mailing, we are also including copies of our annual report to stockholders for the year ended December 31, 2004.

General Information About Voting

        Who can vote.    You will be entitled to vote your shares of common stock and series A preferred stock at the annual meeting if you were a stockholder of record at the close of business on March 28, 2005. As of that date, 35,248,586 shares of our common stock were issued and outstanding and 460,000 shares of our series A preferred stock were issued and outstanding. There were 289 holders of record of common stock and one holder of record of series A preferred stock. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting, and each share of series A preferred stock will have 8.8 votes, on an as-converted to common stock basis, for each matter to be voted upon at the annual meeting. Our common stockholders and series A preferred stockholders vote together as a single class on each matter presented at the annual meeting, except that the holders of our series A preferred stock are entitled to a separate class vote with respect to the proposal to amend our charter.

        How to vote your shares.    You may vote your shares at the annual meeting in person, by proxy, over the Internet, or by telephone:

  •
  to vote in person, you must attend the annual meeting, and then complete and submit the ballot provided at the meeting.

  •
  to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the annual meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors, FOR the increase in the maximum number of shares available for issuance under our equity incentive plan, FOR the amendment to our charter and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2005.

  •
  to vote over the Internet, if you have Internet access, you may vote your shares from any location in the world by following the "Vote-by-Internet" instructions set forth on the enclosed proxy card.

  •
  to vote by telephone, you may vote your shares by following the "Vote-by-Telephone" instructions set forth on the enclosed proxy card.

        How to vote shares held in "street name."    If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your bank or brokerage firm).

        Broker non-votes.    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The approval of both the amendment to our equity incentive plan and the amendment to our charter are such non-discretionary items. Accordingly, if you do not give voting instructions to your bank or brokerage firm with respect to a non-discretionary item, your shares will be treated as "broker non-votes." Broker non-votes are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        Our stockholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in "street name".

        How you may revoke your proxy.    You may revoke the authority granted by your executed proxy at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy. Any written notice of revocation or subsequent proxy should be sent to us at the following address: Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511, Attention: Secretary.

        Quorum.    In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority in interest of all stock issued and outstanding and entitled to vote (including the shares of our series A preferred stock on an as converted to common stock basis) upon a question to be considered at the meeting. In addition, with respect to any separate class vote by the holders of our series A preferred stock, a majority of the shares of series A preferred stock issued, outstanding and entitled to vote on the record date must be present in order for a quorum to be established. Shares of our common stock and series A preferred stock present in person or represented by proxy, including "broker non-votes" and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

        If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

        Voting of proxies.    Whether you submit your proxy by mail, through the Internet or by telephone, proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies.

Proposals and Votes Required

Proposal One—Election of Directors

        The class 2 directors will be elected by a plurality of the votes cast by stockholders entitled to vote at the election. In other words, the nominees for directors receiving the highest number of votes FOR election will be elected as the directors, regardless of whether that number represents a majority of the votes cast.

        You may grant or withhold authority to vote your shares to elect the nominees by marking the appropriate box on the proxy card. Your shares will be voted as you indicate on the proxy card (whether executed by you or through Internet or telephonic voting). If you sign and return your proxy card and make no indication on the proxy card concerning this item, your shares will be voted "FOR" electing the nominees named in this proxy statement.

Proposal Two—Amendment to 2000 Amended and Restated Equity Incentive Plan

        The affirmative vote of a majority of the votes properly cast on the matter is needed to amend our equity incentive plan in order to increase the number of shares of common stock issuable thereunder from 7,187,375 shares to 8,187,375 shares. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card (whether executed by you or through Internet or telephonic voting). If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted "FOR" the second proposal.

Proposal Three—Amendment to Certificate of Designations

        In October 2003, we sold shares of our series A preferred stock in a private placement to an investor. In connection with this private placement, we filed a certificate of designations that set forth the rights and preferences attached to our series A preferred stock, including a debt covenant that stated that we could not incur any indebtedness, as defined in our certificate of designations, without the vote or written consent of the holders of at least 66 2/3% of the shares of our series A preferred stock then outstanding, except that we could incur indebtedness if the amount of our outstanding indebtedness at such time did not exceed $7.0 million. In November 2004, we entered into an agreement with the holder of all of the outstanding shares of our series A preferred stock to provide us with greater flexibility with respect to the amount of indebtedness that we could incur under our certificate of designations without requiring the vote or written consent of such holder. Pursuant to this agreement, we and our series A preferred stockholder agreed that the $7.0 million level of indebtedness then contained in our certificate of designations would be increased to $9.0 million effective as of September 30, 2004, and we agreed to seek to amend our charter in order to conform our certificate of designations to such agreement.

        The affirmative vote of the holders of shares representing a majority of our common stock entitled to vote (including the shares of our series A preferred stock on an as converted to common stock basis, with each share of series A preferred stock having 8.8 votes on such as converted basis) and the affirmative vote or written consent of the holders of at least 66 2/3% of the shares of our series A preferred stock outstanding, voting as a separate class, are required for approval of the amendment to our charter, which provides that the amount of indebtedness we may incur under our certificate of designations without the vote or written consent of the holders of at least 66 2/3% of the shares of our outstanding series A preferred stock be increased from $7.0 million to $9.0 million from and after September 30, 2004. Whether or not our stockholders vote to approve the amendment to our charter, as described above there is a contractual obligation between us and the holder of all of the outstanding shares of our series A preferred stock providing that the level of indebtedness that we may incur under our certificate of designations without obtaining the vote or written consent of such holder from and after September 30, 2004 is $9.0 million. Therefore, in the event that the requisite number of our stockholders do not vote in favor of the amendment to our charter, it will have no effect on our operations or financial condition. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card (whether executed by you or through Internet or telephonic voting). If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted "FOR" the third proposal.

Proposal Four—Ratification of Appointment of Independent Auditors

        The affirmative vote of a majority of the votes properly cast on the matter is needed to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year. You are provided the opportunity on the proxy card to vote for or against this proposal or to abstain from voting with respect to this proposal. Your shares will be voted as you indicate on the proxy card (whether executed by you or through Internet or telephonic voting). If you sign and return your proxy card and make no indication on the proxy card concerning this proposal, your shares will be voted "FOR" the fourth proposal.

How Votes Will Be Counted

        With respect to proposals one, two and four, shares will not be voted in favor of a matter, and will not be counted as voting on a matter, (1) if the holder of the shares either withholds authority in the proxy to vote for a director nominee, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting at the annual meeting with respect to proposals one, two and four.

        With respect to proposal three, which is the proposal to amend our charter, broker non-votes and abstentions will be counted as a vote against the proposal to approve the amendment to our charter providing that the amount of indebtedness we may incur under our certificate of designations without the vote or written consent of the holders of at least 66 2/3% of the shares of our outstanding series A preferred stock is increased from $7.0 million to $9.0 million from and after September 30, 2004.

        Broker non-votes count as present for purposes of establishing a quorum described above.

Stockholder List

        A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our Secretary, Ben D. Kaplan, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the annual meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, on any business day from April 27, 2005 up to the time of the annual meeting.

Board Recommendations

        Our board of directors recommends that you vote:

  •
  FOR proposal one—elect the nominees as class 2 directors.

  •
  FOR proposal two—approve the amendment to our equity incentive plan to increase the number of shares of common stock issuable thereunder from 7,187,375 shares to 8,187,375 shares.

  •
  FOR proposal three—approve the amendment to our charter, which provides that the amount of indebtedness we may incur under our certificate of designations without the vote or written consent of the holders of at least 66 2/3% of the shares of our outstanding series A preferred stock is increased from $7.0 million to $9.0 million from and after September 30, 2004.

  •
  FOR proposal four—ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

Other Business at the Annual Meeting

        Our board of directors does not know of any other business to be conducted or matters to be voted upon at the annual meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting has passed.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class 2 Directors

        We have three classes of directors, currently consisting of one class 1 director (Harry H. Penner, Jr.), three class 2 directors (Jürgen Drews, Kevin Rakin and Christopher Wright) and three class 3 directors (Karen Dawes, Joseph Klein III and Seth Rudnick). The term of each class of directors is three years, and the terms of the three classes are staggered so that only one class is elected each year. At each annual meeting of stockholders, directors are elected to serve for a three-year term to succeed the directors of the same class whose terms are then expiring. The class 2 directors elected this year, except for Mr. Rakin, will serve as members of our board of directors until the 2008 annual meeting of stockholders, or until their respective successors are duly elected and qualified. Our charter contains a provision that requires our board of directors to be divided into three classes, as nearly equal in number as the then total number of directors constituting our entire board of directors permits. In order to comply with the provisions contained in our charter regarding the classification of the members of our board of directors, subsequent to our annual meeting of stockholders, we will reclassify our board of directors such that Mr. Rakin will be a class 1 director. Mr. Rakin will then serve as a member of our board of directors until the 2007 annual meeting of stockholders, or until his respective successor is duly elected and qualified.

        Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Jürgen Drews, Kevin Rakin and Christopher Wright for re-election as our class 2 directors. The persons named in the enclosed proxy will vote to re-elect each of Messrs. Rakin and Wright and Dr. Drews as the class 2 directors unless the proxy is marked otherwise. Each of Messrs. Rakin and Wright and Dr. Drews has indicated his willingness to continue to serve on our board of directors, if elected; however, if any of them should become unwilling or unable to serve, the person acting under the proxy may vote the proxy for substitute nominees designated by our board of directors.

        Our board of directors unanimously recommends a vote FOR the nominees.

        Set forth below for each director, including the class 2 director nominees, is information as of January 31, 2005 with respect to:

  •
  his or her name and age;

  •
  his or her positions and offices with us;

  •
  his or her principal occupation and business experience during at least the past five years;

  •
  his or her directorships, if any, of other publicly held companies; and

  •
  the year in which he or she became one of our directors.

        Our corporate governance guidelines, which we adopted in January 2004, provide that directors are expected to attend the annual meeting. One of our directors attended our 2004 annual meeting of stockholders.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Nominees for Class 2 Directors (present term expires in 2005)
Jürgen Drews, M.D.* Age: 71
	Dr. Drews has served as chairman of our board of directors since August 1998. Dr. Drews has served as a Partner of Bear Stearns Health Innoventure Fund LLC, a company that manages capital investments in the health care industry, since February 2001. In 1998, Dr. Drews co-founded International Biomedicine Management Partners, Inc., a venture capital company, of which he also served as a Partner and Chairman of the Board of Directors until April 2001. From 1985 to 1997, Dr. Drews served as President of Global Research and Development at Hoffmann-La Roche Inc., a pharmaceutical company. From 1986 to 1997, Dr. Drews also served as a member of the Corporate Executive Committee of the Roche Group, a healthcare company. Dr. Drews holds a M.D. in internal medicine from the Free University of Berlin. Dr. Drews serves as Chairman of the Supervising Board of GPC Biotech AG and serves on the boards of directors of Human Genome Sciences, Inc. and MorphoSys GmbH.	1998
Kevin Rakin Age: 44
	Mr. Rakin co-founded Genaissance and has served as our Chief Executive Officer since August 2002 and President since October 2000. Mr. Rakin also served as our Chief Financial Officer from January 1997 to August 2002 and as our Executive Vice President from January 1997 to October 2000. From 1990 to December 1997, Mr. Rakin served as a Principal at the Stevenson Group, a consulting firm, where he provided financial and strategic planning services to high-growth technology companies and venture capital firms. Prior to this, Mr. Rakin was a manager with the entrepreneurial services group of Ernst & Young LLP. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University.	1995
Christopher Wright*†^ Age: 47
	Mr. Wright has served as an Advisory Director of Campbell Lutyens & Co. Ltd., an independent specialist private equity advisory firm, since July 2003. From 1996 to June 2003, Mr. Wright served as the Managing Director of Dresdner Kleinwort Capital, which manages private equity investments worldwide. Mr. Wright holds a M.A. in philosophy and economics from Oxford University and a C. Diploma in accounting and finance. He serves on the board of directors of Roper Industries Inc. and Mrs. Fields Holding Co. Inc., both of which are publicly traded companies, and several private companies, including Merifin Capital N.V., a private investment group.	1998

Class 3 Directors (present term expires in 2006)
Karen A. Dawes^ Age: 53
	Ms. Dawes has served as the Principal and Founder of Knowledgeable Decisions, LLC, a marketing and consulting firm specializing in product launches and commercialization strategies, since January 2003. From September 1999 to December 2003, Ms. Dawes was Senior Vice President, U.S. Business Group Head at Bayer Corporation, a chemical and health care company. From 1994 to 1999, she held positions at Wyeth and Genetics Institute, Inc., as Senior Vice President, Global Strategic Marketing and Vice President, Commercial Operations, respectively. From 1984 to 1994, Ms. Dawes held several positions with Pfizer, Inc., serving most recently as Vice President, Marketing, Pratt Division. She received a B.A. and M.A. in English Literature from Simmons College and an M.B.A. from Harvard University. Ms. Dawes serves on the board of directors of Protein Design Labs, Inc., a publicly traded company.	2003
Joseph Klein III† Age: 44
	Mr. Klein has served as Managing Director of Gauss Capital Advisors, LLC, a financial and investment advisory firm focusing on health technology investments, since March 1998. Mr. Klein also currently serves as a founding Venture Partner of Red Abbey Venture Partners, LP, a private equity fund focusing on life sciences. From September 2001 to September 2002, Mr. Klein was a Venture Partner at MPM Capital, L.P., a large healthcare venture capital firm. From June 1999 to September 2000, Mr. Klein served as Vice President of Strategy of Medical Manager Corporation (now, WebMD Practice Services, Inc., a subsidiary of WebMD Corporation). From June 1998 to June 1999, Mr. Klein was a healthcare analyst at The Kaufmann Fund, Inc., an open-end mutual fund. From 1989 to March 1998, Mr. Klein served as Vice President and Investment Analyst for T. Rowe Price Associates, Inc., where he was founding Portfolio Manager and Chairman of the Investment Advisory Committee of the T. Rowe Price Health Sciences Fund, Inc. Mr. Klein holds a B.A. summa cum laude from Yale University and an M.B.A. from Stanford University Graduate School of Business. He also holds the designations of Chartered Financial Analyst and Chartered Financial Consultant. Mr. Klein serves on the boards of directors of two public biotechnology companies: Guilford Pharmaceuticals, Inc. and NPS Pharmaceuticals, Inc.	2003

Seth Rudnick, M.D.* Age: 56
	Dr. Rudnick has served as a General Partner at Canaan Equity Partners, a venture capital firm, since 2000. From 1998 to 2000, Dr. Rudnick served as a Venture Partner at Canaan Equity Partners. Dr. Rudnick also serves as a Clinical Professor of Medicine at the University of North Carolina at Chapel Hill. From 1991 to 1997, Dr. Rudnick served as Chief Executive Officer of CytoTherapeutics, Inc. (now, StemCells, Inc.), a company engaged in the development of cell- and gene-based therapeutics, and as Chairman of the Board of Directors from 1993 until 1998. Dr. Rudnick received a M.D. from the University of Virginia and a B.A. from the University of Pennsylvania.	2000
Class 1 Director (present term expires in 2007)
Harry H. Penner, Jr.†^ Age: 59
	Since 2004, Mr. Penner has served as Chairman and Chief Executive Officer of Marinus Pharmaceuticals, Inc. Mr. Penner has also served as President and Chief Executive Officer of Nascent BioScience LLC, a firm specializing in the start-up and growth of biotechnology companies, since October 2001. From December 1993 to September 2001, Mr. Penner served as the President, Chief Executive Officer and Vice Chairman of Neurogen Corporation, a publicly traded biotechnology company. Prior to 1993, Mr. Penner served as President of Novo Nordisk of North America, Inc. and Executive Vice President of Novo Nordisk A/S. Mr. Penner is Chairman of the Board of Governors of Higher Education in Connecticut and has served as Connecticut's BioScience Advisor since 2001. Mr. Penner holds a B.A. from the University of Virginia, a J.D. from Fordham University and a L.L.M. from New York University. He also serves on the boards of directors of Avant Immunotherapeutics, Inc., a publicly traded corporation, and the following privately-held corporations: BioStratum, Inc., Ikonisys, Inc. and Rib-X Pharmaceuticals, Inc.	1998

*
Member of the compensation committee.

†
Member of the audit committee.

^
Member of the nominating and corporate governance committee.

Proposal Two: Approval of Amendment to 2000 Amended and Restated Equity Incentive Plan

2000 Amended and Restated Equity Incentive Plan

  General

        Our equity incentive plan currently provides for the grant of incentive stock options, nonstatutory stock options, restricted and unrestricted stock awards and stock appreciation rights to our employees, directors and consultants, and to our affiliates, as defined in our equity incentive plan, to purchase up to an aggregate of 7,187,375 shares of our common stock, subject to adjustment for stock splits and similar capital changes. A copy of our equity incentive plan, as amended to reflect the proposed increase in shares, is attached as Appendix A to this proxy statement, which you should read.

        In March 2005, our board of directors adopted, subject to stockholder approval, an amendment to our equity incentive plan, providing for an increase in the number of shares of our common stock available for issuance thereunder from an aggregate of 7,187,375 shares to 8,187,375 shares. Our board of directors believes that awards under our equity incentive plan have been and will continue to be an important compensation element in attracting and retaining key employees, directors and consultants who are expected to achieve certain performance goals and to participate in our growth and success. Our board of directors believes that the amendment is in our best interests and in the best interests of our stockholders and recommends a vote in favor of this proposal.

        Under our equity incentive plan, as of March 31, 2005, 5,192,676 shares of our common stock were outstanding, 889,250 shares of our common stock remained available for issuance of future grants, 383,399 options to purchase shares had been exercised and 722,050 shares of restricted stock had been awarded. As of March 31, 2005, we had a total of 158 employees, 6 directors and 15 consultants and advisors who were eligible to participate in our equity incentive plan.

        The granting of awards under our equity incentive plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On March 31, 2005, the last reported sale price of our common stock on the NASDAQ National Market was $1.25 per share.

  Description of Awards

        Our equity incentive plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and unrestricted stock awards, including the grant of shares based upon certain performance goals, and the grant of stock appreciation rights.

        Incentive Stock Options and Nonstatutory Stock Options.    Participants receive the right to purchase a specified number of shares of our common stock at a specified option price, subject to other terms and conditions as are specified in connection with the option grant. Incentive stock options are granted at an exercise price, which is at least equal to or greater than the fair market value of the shares of our common stock on the date of grant. Nonstatutory stock options may be granted at such prices as our compensation committee may determine. Our equity incentive plan permits the option exercise price to be paid in cash or, to the extent permitted by our compensation committee at or after the option grant date, by delivery of a note or other commitment, shares of our common stock owned by the participant, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as our compensation committee may in all cases determine.

        Restricted and Unrestricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of our common stock on such terms as our compensation committee determines, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for the award. Unrestricted stock awards entitle recipients to acquire shares of our common stock not subject to restrictions or forfeiture, on such terms as our compensation committee determines. Our compensation committee can establish performance goals for the granting of restricted and unrestricted stock awards or the lapse of risk of forfeiture of restricted stock. Such performance goals may be based on earnings per share, revenues, sales or expense targets of us or any of our subsidiaries or divisions, stock price, or such other business criteria as our compensation committee may determine. Our compensation committee will determine the achievement of the performance goals. Shares of restricted stock or unrestricted stock can be issued for no cash consideration, minimum consideration as required by applicable law or other consideration as determined by our compensation committee.

        Stock Appreciation Rights.    Participants may be granted rights to receive any excess in the value of shares of our common stock over the exercise price. Our equity incentive plan permits our compensation committee to determine on the date of grant or after the date of grant whether stock appreciation rights are settled in cash, in shares of our common stock or other securities of Genaissance, or any other type of stock award or stock option available under our equity incentive plan. Our compensation committee may define the manner of determining the excess in value of shares of our common stock and will fix the exercise price of each stock appreciation right or specify the manner in which the price will be determined.

  Eligibility

        Our directors, employees and consultants, or any of our eligible affiliates, as defined in our equity incentive plan, who are capable of contributing to our successful performance, are eligible to be participants under our equity incentive plan. Under present law, however, incentive stock options may only be granted to our employees. The maximum number of shares of our common stock subject to options and stock appreciation rights that may be granted to any participant under our equity incentive plan may not exceed in the aggregate 1,000,000 shares in any calendar year. The maximum number of shares of common stock that may be granted as restricted stock or unrestricted stock awards, with respect to which performance goals apply, may not exceed in the aggregate 1,000,000 shares in any calendar year.

  Administration

        Our compensation committee administers our equity incentive plan. Within the limits of our equity incentive plan, our compensation committee has discretion to determine the times at which and the individuals to whom awards will be granted and the terms and conditions upon which such awards will be granted, including the types of awards to be granted, the number of shares of our common stock covered by each award, the price, if any, method of payment for each award, the duration of each award and the time or times during its term at which all or portions of each award will be exercisable. Subject to certain limitations, our compensation committee may delegate to one or more of our executive officers the power to make awards to certain individuals.

        Our compensation committee may establish such rules and procedures for the administration of our equity incentive plan, make such determinations and interpretations with respect to our equity incentive plan or awards made thereunder and include such further terms and conditions in awards granted under our equity incentive plan as it deems advisable. The decisions of our compensation committee are final.

  Amendment or Termination

        No award may be made under our equity incentive plan after April 2010. Our board of directors may at any time amend, suspend or terminate our equity incentive plan or any portion of it, subject to stockholder approval as our board of directors determines to be necessary or advisable.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under our equity incentive plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the awards granted under our equity incentive plan are either exempt from or comply with the provisions of Section 409A of the Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or any of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under our equity incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

        Tax Consequences to Genaissance.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Previously Granted Options Under the 2000 Amended and Restated Equity Incentive Plan

        The following table sets forth the options granted under our equity incentive plan as of March 31, 2005 to:

  •
  our named executive officers;

  •
  all current executive officers as a group;

  •
  all current directors who are not executive officers as a group; and

  •
  all employees and consultants, including all current officers who are not executive officers.

Name	Options Granted through March 31, 2005	Weighted Average Exercise Price
Executive Officers and Directors
Kevin L. Rakin	1,010,000	$6.43
Gerald F. Vovis, Ph.D.	450,000	$3.88
Richard S. Judson, Ph.D.	440,000	$4.26
Ben D. Kaplan	355,000	$1.86
Carl W. Balezentis, Ph.D. (1)	160,000	$3.01
Karen A. Dawes	20,000	$2.50
Jürgen Drews, M.D.	50,000	$11.22
Joseph Klein III	25,000	$2.33
Harry H. Penner, Jr.	60,000	$5.70
Seth Rudnick, M.D.	35,000	$7.49
Christopher Wright	35,000	$7.49
All current executive officers as a group (5 persons)	2,415,000	$4.66
All current directors who are not executive officers as a group (6 persons)	225,000	$6.83
All employees and consultants, including all current officers who are not executive officers, as a group (154 persons)	2,774,013	$3.36

(1)
Excludes options to purchase 293,486 shares of common stock at a weighted average exercise price of $0.70 per share that we assumed in connection with the acquisition of Lark Technologies, Inc.

        Our board of directors unanimously recommends a vote FOR this proposal.

Proposal Three: Approval of Amendment to Certificate of Designations

        In October 2003, we sold shares of our series A preferred stock in a private placement to an investor. In connection with this private placement, we filed a certificate of designations that set forth the rights and preferences attached to our series A preferred stock, including a debt covenant that stated that we could not incur any indebtedness, as defined in our certificate of designations, without the vote or written consent of the holders of at least 66 2/3% of the shares of our series A preferred stock then outstanding, except that we could incur indebtedness if the amount of our outstanding indebtedness at such time did not exceed $7.0 million. In November 2004, we entered into an agreement with the holder of all of the outstanding shares of our series A preferred stock to provide us with greater flexibility with respect to the amount of indebtedness that we could incur under our certificate of designations without requiring the vote or written consent of such holder. Pursuant to this agreement, we and our series A preferred stockholder agreed that the $7.0 million level of indebtedness then contained in our certificate of designations would be increased to $9.0 million effective as of September 30, 2004, and we agreed to seek to amend our charter in order to conform our certificate of designations to such agreement.

        Whether or not our stockholders vote to approve the amendment to our charter, as described above there is a contractual obligation between us and the holder of all of the outstanding shares of our series A preferred stock providing that the level of indebtedness that we may incur under our certificate of designations without obtaining the vote or written consent of such holder from and after September 30, 2004 is $9.0 million. Therefore, in the event that the requisite number of our stockholders do not vote in favor of the amendment to our charter, it will have no effect on our operations or financial condition.

        If the amendment to our charter were approved, Section 3(b)(vi)(A) of the our certificate of designations would be revised in its entirety to read as follows:

  (vi)
  $9,000,000 at any time from and after September 30, 2004.

        Our board of directors unanimously recommends a vote FOR this proposal.

Proposal Four: Ratification of Appointment of Independent Auditors

        PricewaterhouseCoopers LLP has served as our independent auditors since June 2002 and audited our financial statements for the fiscal year ended December 31, 2004. Our audit committee has appointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the current year. Although stockholder approval of the appointment of PricewaterhouseCoopers LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If the proposal is not approved, our audit committee may reconsider its appointment.

        We expect a representative of PricewaterhouseCoopers LLP to be present at the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from our stockholders.

        Our board of directors unanimously recommends a vote FOR this proposal.

Independent Auditors Fees and Other Information Concerning Our Auditors

  Audit Fees

        The following table summarizes the fees that PricewaterhouseCoopers LLP, our current independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Type of Fee	Fiscal Year 2004	Fiscal Year 2003
Audit Fees (1)	$576,200	$219,400
Audit-Related Fees (2)	$14,700	$72,000
Tax Fees (3)	$124,100	$32,000
All Other Fees	$—	$—

Total Fees	$715,000	$323,400

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted accounting principles and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services relate to due diligence related to mergers and acquisitions and consultations concerning financial accounting and reporting standards. None of the audit-related fees billed in 2004 and 2003 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns, claims for refunds and tax payment-planning services, accounted for all of the total tax fees billed in 2004 and 2003. Tax advice and tax planning services relate to assistance with tax audits and appeals and tax advice related to mergers and acquisitions. None of the tax fees billed in 2004 and 2003 were provided under the de minimis exception to the audit committee pre-approval requirements.

  Pre-Approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage our independent auditors to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent auditors. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We have long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, our board of directors has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules of the Securities and Exchange Commission, or SEC, and the new listing standards of the NASDAQ Stock Market. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on our website, which is located at www.genaissance.com. Alternatively, you can request a copy of any of these documents by writing to Marcia Passavant, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve our best interests and the best interests of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors' business, include that:

  •
  the principal responsibility of the directors is to oversee our management;

  •
  a majority of the members of our board of directors shall be independent directors;

  •
  the independent directors meet regularly in executive session;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually our board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.genaissance.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Board of Directors Meetings and Committees

        Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance. The primary responsibility of our board of directors is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps our board of directors informed of our activities through regular written reports and presentations at board and committee meetings. Our board of directors met six times during 2004, including regular, special and telephonic meetings. During 2004, each director, except for Seth Rudnick, attended at least 75% of the aggregate of the number of meetings our board of directors held during the period in which he or she served as a director and of the committees on which he or she then served. During 2004, Dr. Rudnick attended 67% of the aggregate of the number of meetings our board of directors held during the period in which he served as a director and 100% of the aggregate number of meetings of the committees on which he then served.

        Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. Current copies of each committee's charter are posted on the corporate governance section of our website, which is located at www.genaissance.com. In addition, a copy of each of the amended and restated audit committee charter and amended and restated nominating and corporate governance committee charter, as in effect on the date of this proxy statement, is attached as Appendix B and Appendix C, respectively, to this proxy statement.

        Our board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the new rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent auditors;

  •
  overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

  •
  reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our independent auditors and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 18 of this proxy statement).

        Our board of directors has determined that Christopher Wright is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K and is "independent" as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

        The members of the audit committee are Joseph Klein III, Harry H. Penner, Jr. and Christopher Wright (Chair). Our audit committee met thirteen times during 2004.

  Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to our chief executive officer's compensation;

  •
  determining our chief executive officer's compensation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to our board of directors with respect to director compensation.

        The compensation committee met three times during 2004. The current members of the compensation committee are Jürgen Drews, M.D. (Chair), Seth Rudnick, M.D. and Christopher Wright.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board of directors with respect to management succession planning;

  •
  developing and recommending to our board of directors corporate governance principles; and

  •
  overseeing an annual evaluation of our board of directors.

        The current members of the nominating and corporate governance committee are Karen Dawes (Chair), Harry H. Penner, Jr. and Christopher Wright. The nominating and corporate governance committee met four times during 2004.

Board Determination of Independence

        Under applicable NASDAQ rules, a director of ours will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Klein, Penner or Wright, Ms. Dawes or Drs. Drews or Rudnick has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Director Candidates

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board of directors.

        In considering whether to recommend any particular candidate for inclusion in our board of director's slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

        Stockholders also have the right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the committee or our board, by following the procedures set forth under "Other Matters—Stockholder Proposals for 2006 Annual Meeting."

Communicating with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of our board of directors, with the assistance of our outside legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as the chairman considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of our board of directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Secretary, Genaissance Pharmaceuticals, Inc. Five Science Park, New Haven, Connecticut 06511.

Director Compensation

        All of our directors are reimbursed for expenses in connection with attendance at our board of directors and committee meetings. Each non-employee director, other than Dr. Drews, receives $20,000 per year in consideration for serving on our board of directors and $1,500 for attendance at each board of directors meeting. Dr. Drews receives $60,000 per year plus a non-accountable expense allowance of $30,000 per year in consideration for serving as chairman of our board of directors. The members of our audit committee also each receive $1,500 for each committee meeting attended in person. In addition, the chair of our audit committee is paid an annual cash retainer fee of $7,500. The members of each of our nominating and corporate governance committee and compensation committee, except for Dr. Drews, each receive $1,000 for each committee meeting attended in person. In the event that any of the meetings of our board of directors or any committee thereof are held telephonically, each director who participates in such telephonic meeting is paid $500 per meeting so long as the meeting lasts longer than thirty minutes. All board of directors' fees earned in 2005 will be paid in the form of our equity securities.

        Our non-employee directors are eligible to participate in our equity incentive plan. On October 1 of each year, each non-employee director receives an automatic grant of an option to purchase 10,000 shares of our common stock. In addition, upon initial election to our board of directors, each non-employee director receives an automatic grant of an option to purchase 20,000 shares of our common stock, except for our chairman, Dr. Drews, who received an initial grant of an option to purchase 25,000 shares of our common stock. The stock options granted upon initial election and the stock options granted annually become exercisable each quarter over a period of four years, so long as the non-employee director continues to serve on our board of directors. The stock options have a term of ten years and an exercise price equal to the closing price per share of our common stock as reported by the NASDAQ Stock Market on the date of grant. In fiscal 2004, we granted options under our equity incentive plan to purchase 10,000 shares of our common stock to each of Dr. Drews, Mr. Penner, Dr. Rudnick, Mr. Wright, Mr. Klein and Ms. Dawes for their service on our board of directors.

Report of the Audit Committee

        Our audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with our management and our independent auditors, PricewaterhouseCoopers LLP. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. PricewaterhouseCoopers LLP is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of its audit. Our audit committee is responsible for providing independent, objective oversight of these processes.

        Our audit committee has also received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to our audit committee, including the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees).

        This statement requires PricewaterhouseCoopers LLP to discuss with our audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        PricewaterhouseCoopers LLP also provided our audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. Our audit committee has discussed with PricewaterhouseCoopers LLP its independence from us.

        Based on its discussions with management and PricewaterhouseCoopers LLP, and its review of the representations and information provided by management and PricewaterhouseCoopers LLP, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

        By the audit committee of the board of directors of Genaissance Pharmaceuticals, Inc.

Christopher Wright (Chair) Harry H. Penner, Jr. Joseph Klein III

Executive Compensation

Compensation Committee Report on Executive Compensation

        Except as set forth below, the compensation committee of our board of directors establishes the compensation policies for our executive officers, including reviewing the performance of our president and chief executive officer, and determines the compensation of all executive officers and directors. In addition, our compensation committee administers any bonus, incentive compensation and equity incentive plans. Our compensation committee met three times during 2004, including by telephone conference.

        The Compensation Committee Report set forth below describes the compensation policies applicable to our executive officers, including Kevin Rakin, our president and chief executive officer.

        Overall Policy.    Our executive compensation program is designed to be closely linked to corporate performance. To this end, we have developed an overall compensation strategy and a specific compensation plan that ties a portion of executive compensation to our success in meeting specified performance goals. In addition, through the use of stock options, we link a portion of each executive's compensation with the performance of our stock price. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate further our executives to achieve our business strategy goals, to link executive and stockholder interests through equity-based compensation and, finally, to provide a compensation package that recognizes individual contributions as well as corporate technical and financial performance.

        The key elements of our executive compensation consist of base salary, bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Rakin, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package provided to the individual, including any insurance provided on behalf of the executive officer and other employee benefits. We also take into account the views of our chief executive officer and review a number of compensation surveys to ensure the competitiveness of the compensation we offer for the purposes of recruiting and retaining key management.

        Base Salaries and Bonuses.    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the particular position and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry but do not utilize any particular indices or peer groups.

        Our compensation committee adjusts salary amounts annually by evaluating our performance and the performance of particular aspects of the business under the management of the respective executive officer. Our compensation committee considers financial and non-financial performance measures. Financial performance measures may include such factors as success in entering into and further developing our collaborative relationships and achieving other revenue objectives and maintaining costs and expenses. Non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. We do not assign a particular weight to any of these financial and non-financial factors in evaluating performance.

        The fiscal 2004 base salary for each of our executive officers, including Mr. Rakin, was determined in accordance with the foregoing policies. In particular, our compensation committee considered, among other things, progress made with existing and new collaborations, achievement of certain financial objectives, including certain revenue levels and cash management, and assisting in strategic acquisitions. The employment agreements of our executive officers provide that they may be entitled to a cash bonus. In fiscal 2004, no bonuses were paid to any of the named executive officers, including our chief executive officer. Our compensation committee reviewed the accomplishments for 2004 including the closing of the acquisition of Lark Technologies, Inc., the integration of Genaissance and Lark, the in-licensing of vilazodone from Merck KGaA, the successful conclusion of the CARING study, and the successful launch of the FAMILION™ test. Our compensation committee also considered the goals that were not achieved including revenue targets and financial performance. Finally, our compensation committee took into account our cash situation and liquidity constraints. Based on the foregoing, our compensation committee concluded not to award any cash bonuses for 2004 to our executive officers.

        Equity Incentives.    We may also grant awards to executive officers under our equity incentive plan. Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant and vest over various periods of time, generally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved and, once achieved, is maintained and increased. Accordingly, stock option grants help to align further the interests of our executive officers and employees with those of our stockholders. In determining the amount of these grants, we evaluate the seniority level of the executive, responsibilities to be assumed in the upcoming year, responsibilities in prior years and also take into account the size of the executive officer's awards in the past. In fiscal 2004, our compensation committee determined to grant stock options under our equity incentive plan to each of the named executive officers, including our chief executive officer, in recognition, in part, for their respective roles in growing our revenues, expanding our internal programs such as Long QT and assisting in strategic acquisitions such as Lark Technologies. Restricted stock awards entitle recipients to acquire shares of our common stock on such terms as our compensation committee determines, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established for the award. Our compensation committee can establish performance goals for the vesting of restricted stock awards. Our compensation committee did not grant any of the named executive officers, including our chief executive officer, restricted stock awards during fiscal 2004.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to our executive officers through option issuances under our equity incentive plan, in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our equity incentive plan will be treated as qualified performance-based compensation under Section 162(m). In addition, our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when our compensation committee believes such payments are appropriate and in our best interests and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

        Conclusion.    As described above, a very significant portion of our executive compensation is linked directly to individual and corporate performance, as well as stock price appreciation. We intend to continue the policy of linking executive compensation to our performance and returns to stockholders, recognizing that fluctuations of the financial markets from time to time may result in an imbalance for a particular period.

By the Compensation Committee,
Jürgen Drews, M.D. (Chair) Seth Rudnick, M.D. Christopher Wright

Summary Compensation

        The following table sets forth certain information concerning compensation for the fiscal years indicated for the following persons:

  •
  our chief executive officer; and

  •
  our four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004.

        The five individuals are referred to collectively as the named executive officers.

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position(s)	Year	Salary($)		Bonus($)			Other Annual Compensation ($)(1)		Restricted Stock Awards($)(2)		Securities Underlying Options(#)	All Other Compensation ($)(3)
Kevin Rakin (4) President and Chief Executive Officer	2004 2003 2002	$ $ $	349,400 344,450 317,050	$ $ $	— 210,000 24,700	(5)	$ $ $	— — —	$ $ $	— — 100,817	60,000 140,000 175,000	$ $ $	21,071 18,909 17,307
Gerald F. Vovis, Ph.D. Executive Vice President and Chief Technology Officer	2004 2003 2002	$ $ $	230,000 224,000 216,000	$ $ $	— 95,000 7,500	(6) (5)	$ $ $	— — —	$ $ $	— — 30,639	30,000 70,000 85,000	$ $ $	16,448 18,770 16,544
Richard S. Judson, Ph.D.(7) Senior Vice President and Chief Scientific Officer	2004 2003 2002	$ $ $	220,000 212,000 204,500	$ $ $	— 125,000 7,000	(5)	$ $ $	— — —	$ $ $	— — 28,596	30,000 70,000 75,000	$ $ $	5,366 5,073 6,086
Ben D. Kaplan (8) Senior Vice President, Chief Financial Officer and Secretary	2004 2003	$ $	220,000 137,712	$ $	— 100,000		$ $	— —	$ $	— —	30,000 265,000	$ $	13,612 2,602
Carl Balezentis, Ph.D. (9) Senior Vice President and President of Lark Technologies, Inc.	2004 2003	$ $	157,500 —	$ $	— 67,000	(10)	$ $	— —	$ $	— —	100,000 —	$ $	5,978 —

(1)
In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2)
Restricted stock awards were granted on February 19, 2003 to each of Mr. Rakin, Dr. Vovis and Dr. Judson in the amount of 69,100 shares, 21,000 shares and 19,600 shares, respectively, in conjunction with cash awards as bonuses for services performed in fiscal 2002. The shares will vest over a four-year period with 20% vesting immediately on the date of grant and the remaining shares vesting in four equal annual installments on each anniversary of the date of grant. The value of these awards in the table above is based upon the closing price per share of our common stock as reported on the NASDAQ Stock Market on the date of grant. At December 31, 2004, the aggregate restricted stock holdings for Mr. Rakin, Dr. Vovis and Dr. Judson were 69,100 shares, 21,000 shares and 19,600 shares, respectively. Dividends will be paid on shares of restricted stock as paid on shares of our common stock.

(3)
All Other Compensation includes:

Name	Year	Life Insurance and Disability Premiums Paid by Us		Contributions to 401(k) Plan Made by Us		Automobile Allowance Paid by Us
Mr. Rakin	2004 2003 2002	$ $ $	6,471 6,628 6,687	$ $ $	3,250 3,000 2,745	$ $ $	11,350 9,281 7,875
Dr. Vovis	2004 2003 2002	$ $ $	12,448 15,770 13,794	$ $ $	4,000 3,000 2,750	$ $ $	— — —
Dr. Judson	2004 2003 2002	$ $ $	2,116 2,073 3,336	$ $ $	3,250 3,000 2,750	$ $ $	— — —
Mr. Kaplan	2004 2003	$ $	10,362 2,602	$ $	3,250 —	$ $	— —
Dr. Balezentis	2004		$3,251		$2,727		$—
(4)
Mr. Rakin has served as our chief executive officer since August 2002.

(5)
Represents a cash payment to certain of the named executive officers in conjunction with restricted stock awards as bonuses awarded in the first fiscal quarter of 2003 for services performed in 2002.

(6)
Includes $12,451 of legal fees paid on behalf of Dr. Vovis.

(7)
Dr. Judson became our chief scientific officer in September 2003.

(8)
Mr. Kaplan became our senior vice president, chief financial officer and secretary in May 2003.

(9)
Dr. Balezentis became our senior vice president and president of our wholly-owned subsidiary, Lark Technologies, Inc., on April 1, 2004.

(10)
Represents a cash bonus payment to Dr. Balezentis paid in 2004 for services performed in 2003.

Stock Option Grants

        The following table contains certain information regarding option grants to purchase shares of our common stock during fiscal 2004 by us to the named executive officers:

Option Grants In Last Fiscal Year

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year(%)(2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(5)
	Number of Securities Underlying Options Granted (#)(1)
Name			Exercise Price Per Share ($)(3)	Expiration Date(4)
					5%	10%
Kevin Rakin	60,000	5.32%	$3.74	4/26/14	$141,124	$357,636
Gerald F. Vovis, Ph.D.	30,000	2.66%	$3.74	4/26/14	$70,562	$178,818
Richard S. Judson, Ph.D.	30,000	2.66%	$3.74	4/26/14	$70,562	$178,818
Ben D. Kaplan	30,000	2.66%	$3.74	4/26/14	$70,562	$178,818
Carl Balezentis, Ph.D.	100,000	8.86%	$3.49	3/31/14	$219,484	$556,216

(1)
These stock options vest quarterly over four years.

(2)
The percentage of total options granted to employees in 2004 is calculated based on options granted to employees under our equity incentive plan.

(3)
These stock options were granted at the fair market value determined as of the date of the grant, based on the closing price per share of our common stock as reported on the NASDAQ Stock Market.

(4)
The options expire on the tenth anniversary of the grant date.

(5)
Amounts under these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table above may not be achieved. The potential realizable values are calculated on the basis of the closing price per share of our common stock on the date of grant over the term of the respective stock option.

Option Exercises and Year-End Option Values

        The following table sets forth information for each of the named executive officers with respect to the number and value of options outstanding as of the fiscal year ended December 31, 2004.

Aggregated Option Exercised in Last Fiscal Year
and Fiscal Year-End Option Values (1)

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year End ($) (2)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin Rakin	—	$—	537,292	337,708	$48,000	$48,000
Gerald F. Vovis, Ph.D.	—	$—	258,438	125,312	$32,000	$32,000
Richard S. Judson, Ph.D.	—	$—	227,813	122,187	$32,000	$32,000
Ben D. Kaplan	—	$—	95,000	200,000	$66,000	$110,000
Carl Balezentis, Ph.D.	—	$—	12,500	87,500	$—	$—

(1)
There were no option exercises by any of the named individuals in 2004.

(2)
Based on the difference between the option exercise price and $2.13, which was the closing price per share of the underlying common stock on December 31, 2004, as reported on the NASDAQ Stock Market.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2004:

Equity Compensation Plan Information

	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	4,758,363	(2)	$4.39	(2)	2,199,060(3)
Equity compensation plans not approved by security holders (4) (5)	4,436,962		$2.32		—
Total	9,195,325		$3.39	(2)	2,199,060(3)

(1)
The aggregated disclosure includes securities issued under our equity incentive plan and our 2000 employee stock purchase plan, as amended.

(2)
Excludes shares issuable at the end of the then-current offering period under our 2000 employee stock purchase plan, as amended.

(3)
Includes 1,863,653 shares available for issuance as of December 31, 2004 under our equity incentive plan and 335,407 shares available for issuance as of December 31, 2004 under our 2000 employee stock purchase plan, as amended, (which excludes 15,981 shares which were subsequently issued after December 31, 2004, at the close of the then-current offering period). All of the shares available under our equity incentive plan, and none of the shares available under our 2000 employee stock purchase plan, as amended, may be issued in the form of restricted stock or other equity-based awards.

(4)
This table excludes an aggregate of 909,763 shares issuable upon exercise of outstanding options we assumed in connection with our acquisition of Lark Technologies, Inc. The weighted average exercise price of these shares is $0.83.

(5)
We made the following grants of warrants to purchase shares of our common stock, which were not approved by our stockholders:

Warrant Holder	Number of Shares of Common Stock Underlying Warrant	Purchase Price Per Share	Date of Issuance	Expiration Date	Reason for Issuance of Warrant
TransAmerica Business Corp.	55,558	$4.00	4/30/99	4/30/06	Loan arrangement
Finova Capital Credit Corporation	7,091	$5.50	2/25/00	2/25/05	Lease financing
Finova Capital Credit Corporation	14,545	$5.50	3/8/00	3/8/05	Lease financing
Legg Mason Wood Walker, Incorporated	454,512	$6.05	3/8/00	3/8/05	Equity financing
Finova Capital Credit Corporation	18,462	$16.25	8/1/00	8/1/05	Lease financing
Legg Mason, Inc.	65,000	$2.00	5/15/03	5/15/08	Acquisition assistance
Joseph Klein III	10,000	$2.00	5/15/03	5/15/08	Acquisition assistance
Ritchie Long/Short Trading Ltd.	261,500	$4.17	6/30/04	6/30/09	Equity financing
Investors in PIPE transaction (1)	3,550,294(1)	$1.69	11/19/04	11/19/09	Equity financing

(1)
The following investors were granted warrants to purchase an aggregate of 3,550,294 shares of our common stock in connection with a private placement that closed on November 19, 2004: Bristol Investment Fund, Ltd. (443,787 shares); Orion Biomedical Fund, L.P. (486,095 shares); Orion Biomedical Offshore Fund, L.P. (105,621 shares); Portside Growth and Opportunity Fund (443,787 shares); Capital Ventures International (443,787 shares); TCMP3 Partners (147,929 shares); Catalytix, LDC (68,344 shares); Catalytix, LDC Life Science Hedge (50,000 shares); Merifin Capital N.V. (236,686 shares); Sunrise Equity Partners, L.P. (147,929); MPB Limited Partnership (150,000 shares); Victor L. Marshall (59,172 shares); Richard C.E. Morgan (118,344 shares); Amphion Capital Partners LLC 401K dated 11/1/03 FBO; Jonathan Gold TTEE (29,586 shares); Emerald Investment Partners, L.P. (96,267 shares); Robert Mosberg (20,000 shares); Prescott Group Aggressive Small Cap Master Fund (384,616 shares); and Iroquois Capital L.P. (118,344 shares).

Executive Employment Agreements

Employment Agreement with Mr. Rakin

        We entered into an employment agreement with Kevin Rakin, effective as of January 1, 2004, pursuant to which Mr. Rakin serves as our president and chief executive officer. The initial term of the agreement expires on January 1, 2009, although the agreement automatically renews for successive one-year terms unless terminated in accordance with its termination provision. The agreement provides for an initial base salary of $349,400 per year, subject to yearly merit and performance based bonuses. Mr. Rakin is also entitled to participate in our employee benefit plans and is entitled to designate the beneficiary of a three million dollar life insurance policy purchased by us.

        If Mr. Rakin's employment terminates, with or without cause, whether by his action or ours, we are obligated to pay him 150% of his base salary as in effect at the time of termination, in a lump sum, in exchange for his promise not to compete with us for six additional months beyond his existing 12 month non-compete covenant. For Mr. Rakin to receive this payment, he must sign and provide to us a release of all claims he may have against us. If we terminate Mr. Rakin's employment following a change of control or he terminates his employment for good reason following a change of control, we are obligated to pay him a lump sum equal to 150% of his base salary as in effect at the time of the termination.

        Upon a change of control of us, Mr. Rakin's stock options and restricted stock will vest in full and become exercisable as of the date of termination or expiration of Mr. Rakin's employment. In addition, if our independent certified accounting firm determines that the amounts Mr. Rakin will receive under his employment agreement and his stock option and restricted stock grants, at the time of a change of control, exceed 2.99 times the amount of his compensation in the year prior to such change of control but equal less than four times the amount of such compensation, then payments to Mr. Rakin will be reduced so that such payments do not exceed the limits then set forth in Section 280G of the Code.

        For purposes of Mr. Rakin's employment agreement, including for purposes of acceleration of the vesting of Mr. Rakin's stock options, a "change of control" would occur if:

  •
  any person or entity acquires control of 35% or more of the voting power of our then outstanding securities;

  •
  we cease to be a publicly owned company with its stock listed on the New York Stock Exchange or quoted on the NASDAQ National or Small Cap Market System except if we have been acquired by our management;

  •
  there is a specified change in the composition of our board of directors; or

  •
  we engage in a transaction that we are required to report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; examples of these types of transactions include those in which:

  •
  we are not the surviving party in a merger;

  •
  our stockholders approve a transaction, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the surviving entity immediately after the event; or

  •
  our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition of all or substantially all of our assets.

        For purposes of Mr. Rakin's employment agreement, "good reason" means:

  •
  unless he agrees in advance, a demotion, or the assignment of duties inconsistent with his position, or a significant negative change in the nature or status of his position, responsibilities or in the conditions of his employment, prior to a change of control;

  •
  our material breach of his employment agreement that continues for more than 30 days after we have been notified of the breach;

  •
  a reduction in base salary;

  •
  unless he agrees in advance, the relocation of our entire operation to a location that is more than 50 miles from our existing location at Five Science Park in New Haven, Connecticut; or

  •
  unless he agrees in advance, our failure to continue in effect any material compensation or benefit plan in which he participates if we have not provided a similar plan in which he can participate.

        Mr. Rakin's employment agreement may be terminated by Mr. Rakin, upon 30 days' written notice to us from him, and immediately by us for cause upon written notice to him. For purposes of Mr. Rakin's employment agreement, "cause" has the same meaning as defined below with respect to the employment agreements with our other executive officers.

Employment Agreements with each of Mr. Kaplan and Drs. Balezentis, Judson and Vovis

        We have entered into employment agreements with each of Ben Kaplan, Carl Balezentis, Richard Judson and Gerald Vovis. Each of these agreements has an initial term of four years and automatically renews for successive one-year terms unless terminated in accordance with its termination provisions. Each executive is eligible for a discretionary bonus, payable in cash, options and/or restricted stock. Each executive is also entitled to participate in our employee benefit plans and is entitled to designate the beneficiary of a one million dollar life insurance policy purchased by us.

        If we terminate the employment of any of these executives without cause, or if any of them terminates his employment upon at least 30 days' written notice to us because he was removed as an officer of ours, demoted from the position he holds under his employment agreement or assigned duties materially inconsistent with his position or because we breach any material obligation under the agreement or move, in connection with a change of control of us, to a new location more than 35 miles from where the executive currently works, we are obligated to pay him 125% of his base salary as in effect at the time of termination in equal installments for the following 12 month period.

        For purposes of these employment agreements, "cause" means the executive's:

  •
  material breach of the employment agreement;

  •
  material failure to adhere to any policy of ours generally applicable to employees;

  •
  appropriation or attempted appropriation of any funds, property or business opportunity of ours, including attempting to secure or securing any personal profit in connection with any transaction entered into on our behalf;

  •
  conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof;

  •
  willful misconduct, insubordination or bad faith or gross negligence in the performance of his duties;

  •
  physical or mental disability or other inability to perform the essential functions of his position for a consecutive six-month period; or

  •
  any other conduct sufficiently detrimental to us so as to warrant immediate termination of his employment.

        The employment agreements also restrict each executive from competing with us or soliciting any of our employees during his employment and for a 12 month period following termination of his employment with us for any reason. (Please refer to the information below regarding one exception to Mr. Kaplan's non-solicitation obligation.)

        Upon a change of control of us, any stock options or restricted stock granted to any of these executives by us will accelerate and immediately vest under circumstances described in more detail below. In addition, if our independent certified public accounting firm determines that the amounts any executive will receive under his employment agreement and his stock option and restricted stock grants, at the time of a change of control, exceed 2.99 times the amount of his compensation in the year prior to such change of control but equal less than four times the amount of such compensation, then payments to that executive will be reduced so that such payments do not exceed the limits then set forth in Section 280G of the Code.

        If any of these executives terminates his employment for good reason following a change of control of us, we are obligated to pay him 150% of his base salary as in effect at the time of the termination in equal installments for the following 18 month period. For purposes of these employment agreements, "good reason" means, during the 30 day period before, or the 12 month period after, a change of control of us, without the express written consent of the executive, we assign to him duties inconsistent with his position, reduce his base salary, fail to keep in effect any material compensation or benefit plan, or fail to maintain the executive in the position he holds with us under his employment agreement. (Please refer to additional information below about Mr. Kaplan's rights in these circumstances.)

        For purposes of acceleration of vesting of the restricted stock and stock options held by each of these executives, and for purposes of the employment agreements of each of Drs. Balezentis, Judson and Vovis, a "change of control" would occur if:

  •
  any person or entity acquires control of 50% or more of the voting power of our then outstanding securities;

  •
  there is a specified change in the composition of our board of directors;

  •
  our stockholders approve a merger or consolidation, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the surviving entity immediately after the event; or

  •
  our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition of all or substantially all of our assets.

        Each of the employment agreements with these executives differs from the others in several ways. These differences are described below.

Provisions particular to Employment Agreement with Dr. Vovis

        Dr. Vovis's employment agreement is effective as of January 1, 2004. Pursuant to the agreement, Dr. Vovis serves as our executive vice president and chief technology officer and receives an initial base salary of $230,000 per year.

        Dr. Vovis currently works at our headquarters at Five Science Park in New Haven, Connecticut.

        Upon a change of control of us, if Dr. Vovis does not retain his position and duties with us or our successor, at the time of such change of control or within the six months afterwards, any stock options or restricted stock granted to Dr. Vovis by us will accelerate and immediately vest.

Provisions particular to Employment Agreement with Dr. Judson

        Dr. Judson's employment agreement is effective as of January 1, 2004. Pursuant to the agreement, Dr. Judson serves as our senior vice president and our chief scientific officer. The agreement provides for an initial base salary of $220,000 per year.

        Dr. Judson currently works at our headquarters at Five Science Park in New Haven, Connecticut.

        Upon a change of control of us, if Dr. Judson does not retain his position and duties with us or our successor, at the time of such change of control or within the six months afterwards, any stock options or restricted stock granted to Dr. Judson by us will accelerate and immediately vest.

Provisions particular to Employment Agreement with Dr. Balezentis

        Dr. Balezentis's employment agreement is effective as of April 1, 2004. Pursuant to the agreement, Dr. Balezentis serves as our senior vice president and president of our wholly owned subsidiary, Lark Technologies, Inc. The agreement provides for an initial base salary of $210,000 per year.

        Dr. Balezentis currently works at Lark's headquarters in Houston, Texas.

        Upon a change of control of us, if Dr. Balezentis does not retain his position and duties with us or our successor, at the time of such change of control or within the six months afterwards, any stock options or restricted stock granted to Dr. Balezentis by us will accelerate and immediately vest.

Provisions particular to Employment Agreement with Mr. Kaplan

        We entered into an amended and restated employment agreement with Mr. Kaplan, effective as of January 1, 2004, pursuant to which Mr. Kaplan serves as our senior vice president and chief financial officer. The agreement provides for an initial base salary of $220,000 per year. In addition, Mr. Kaplan is eligible for a discretionary bonus of up to 60% of his base compensation.

        In addition to the circumstances that constitute "good reason" for each of Drs. Balezentis, Judson and Vovis, if during the 30 day period before, or the 12 month period after, a change of control of us, without Mr. Kaplan's express written consent, he is not retained as the chief financial officer of the top level operating company affiliated with us or our successor or surviving entity, he will be entitled to terminate his employment with us, and we will be obligated to pay him 150% of his base salary as in effect at the time of the termination in equal installments for the following 18 month period.

        Mr. Kaplan currently works at our headquarters at Five Science Park in New Haven, Connecticut.

        If Mr. Kaplan terminates his employment with us, he is not restricted from soliciting for employment Marcia Passavant during the 12 month period following his departure.

        For purposes of Mr. Kaplan's employment agreement, a change of control would occur if:

  •
  any person or entity acquires control of 35% or more of the voting power of our then outstanding securities;

  •
  we cease to be a publicly owned company with our stock listed on the New York Stock Exchange or quoted on the NASDAQ National or Small Cap Market System except if we have been acquired by our management;

  •
  there is a specified change in the composition of our board of directors; or

  •
  we engage in a transaction that we are required to report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; examples of these types of transactions include those in which:

  •
  we are not the surviving party in a merger;

    •
    our stockholders approve a transaction, other than one in which our voting securities outstanding immediately prior to the event continue to represent more than 50% of the combined voting power of the surviving entity immediately after the event; or

    •
    our stockholders approve a plan of complete liquidation of us or an agreement for the sale or disposition of all or substantially all of our assets.

Compensation Committee Interlocks and Insider Participation

        Dr. Drews, Dr. Rudnick and Mr. Wright served on our compensation committee during 2004. No member of our compensation committee has ever been an officer or employee of ours at any time or had any relationship requiring disclosure by us under Item 404 of Regulation S-K promulgated under the Exchange Act. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

OTHER INFORMATION

Principal Stockholders

        The following table and footnotes set forth information regarding the beneficial ownership of shares of our common stock as of January 31, 2005 by:

  •
  each person, entity or group of affiliated persons whom we know to beneficially own more than 5% of the outstanding shares of our common stock;

  •
  each of our "named executive officers," as described in the Summary Compensation Table under "Information About Our Executive Officers";

  •
  each of our directors and the director nominees; and

  •
  our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we refer to as the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days after January 31, 2005 are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person or entity holding the stock options or warrants, but are not deemed outstanding for purposes of computing the percentage of shares beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the reporting persons, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated. Applicable percentage of beneficial ownership is based on 34,719,204 shares of common stock outstanding on January 31, 2005.

Name and Address of Beneficial Owner	Number of shares of Common Stock Beneficially Owned	Percentage of shares Outstanding
5% Stockholders
RAM Trading, Ltd. (1) c/o Ritchie Capital Management, L.L.C. 2100 Enterprise Avenue Geneva, IL 60134	5,657,000	14.29%
Legg Mason Wood Walker, Incorporated (2) 100 Light Street Baltimore, MD 21202	3,109,264	8.96%
Executive Officers and Directors
Kevin Rakin (3)	1,251,040	3.54%
Gerald F. Vovis, Ph.D. (4)	312,704	*
Richard S. Judson, Ph.D. (5)	272,763	*
Ben D. Kaplan (6)	121,313	*
Carl Balezentis, Ph.D. (7)	232,237	*
Karen A. Dawes (8)	5,000	*
Jürgen Drews, M.D. (9)	36,625	*
Joseph Klein III (10)	57,500	*
Harry H. Penner, Jr. (11)	65,625	*
Seth Rudnick, M.D. (12)	264,362	*
Christopher Wright (13)	827,818	2.39%
All executive officers and directors as a group (11 persons) (14)	3,446,987	9.43%

*
Represents less than 1%.

(1)
This information is derived from information provided by Ritchie Capital Management, LLC on March 4, 2005. Includes 4,600,000 shares of common stock issuable upon conversion of 460,000 shares of series A preferred stock owned by RAM Trading, Ltd. and 261,500 shares of common stock issuable upon the exercise of a warrant held by Ritchie Long/Short Trading Ltd. RAM Trading, Ltd. is the sole record holder of 100% of the outstanding shares of our series A preferred stock. Based upon the Schedule 13D filed with the SEC on January 10, 2005, the following entities and individuals share voting power and dispositive power of all such shares: RAM Trading, Ltd.; Ritchie Capital Management, L.L.C.; RAM Capital, L.L.C.; RAM Capital Investments, Ltd.; THR, Inc.; A.R. Thane Ritchie; Ritchie Sycamore Trading Ltd.; Ritchie Capital Management, Ltd.; Ritchie Long/Short Trading Ltd.; Ritchie Long/Short (Cayman), Ltd.; Ritchie Multi-Strategy Trading, Ltd.; Ritchie Multi-Strategy (Cayman), Ltd.; and Ritchie Multi-Strategy, L.L.C.

(2)
This information is derived from information provided by Legg Mason Wood Walker, Incorporated ("Legg Mason") on March 4, 2005 and a Schedule 13G filed by Legg Mason with the SEC on March 7, 2005. Includes an aggregate of 519,512 shares of common stock issuable upon the exercise of two warrants for shares of common stock held by Legg Mason.

(3)
Includes 5,000 shares of common stock owned by Mr. Rakin's wife, 70,000 shares of common stock owned by The Alison N. Hoffman and Kevin L. Rakin Irrevocable Trusts, 300 shares of common stock held by Mr. Rakin's father-in-law for the benefit of Mr. Rakin's children, 69,100 shares of common stock granted pursuant to a restricted stock award and 593,646 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(4)
Includes 21,000 shares of common stock granted pursuant to a restricted stock award and 276,250 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(5)
Includes 19,600 shares of common stock granted pursuant to a restricted stock award and 242,813 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(6)
Includes 2,000 shares of common stock owned by Mr. Kaplan's wife and 115,313 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(7)
Includes 232,237 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005, which includes 213,487 shares of common stock issuable upon exercise of stock options assumed in connection with our acquisition of Lark Technologies, Inc.

(8)
Consists of 5,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(9)
Includes 35,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(10)
Includes 7,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005. Also includes 10,000 shares of common stock issuable upon exercise of a warrant held by Mr. Klein.

(11)
Includes 45,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005.

(12)
Includes 232,970 shares of common stock owned by Canaan Equity Partners, 131 shares owned by Dr. Rudnick's wife and 20,625 shares of common stock issuable upon exercise of stock options exercisable within 60 days after January 31, 2005. Dr. Rudnick is a general partner of Canaan Equity Partners and has voting and investment control over the shares owned by that entity. Dr. Rudnick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13)
Includes 570,507 shares of common stock owned by Merifin Capital N.V. and 236,686 shares of common stock issuable upon exercise of a warrant held by Merifin Capital N.V. exercisable within 60 days after January 31, 2005. Also includes 20,625 shares of common stock issuable upon exercise of stock options held by Mr. Wright exercisable within 60 days after January 31, 2005. Mr. Wright serves on the board of directors and as an executive director of Merifin Capital Inc., an affiliate of Merifin Capital N.V. Mr. Wright disclaims beneficial ownership of, and specifically voting control over, the shares owned by Merifin Capital N.V. except to the extent of his pecuniary interest therein.

(14)
Includes 2,622,957 shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days after January 31, 2005.

Stock Performance Graph

        The following graph compares the percentage change in cumulative stockholder return on our common stock for the period from August 2, 2000 (the first day of trading of our common stock) to December 31, 2004, with the cumulative total return on the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceuticals Index. The graph assumes the investment on August 2, 2000 of $100.00 in our common stock (at the closing price of our common stock on August 2, 2000), the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceuticals Index, with all dividends, if any, reinvested. Measurement points are the last trading day for each respective fiscal year.

	8/2/00	12/00	12/01	12/02	12/03	12/04
GENAISSANCE PHARMACEUTICALS, INC.	100.00	112.06	28.95	5.42	18.68	13.26
NASDAQ STOCK MARKET (U.S.)	100.00	67.15	53.28	36.81	55.17	59.99
NASDAQ PHARMACEUTICALS INDEX	100.00	93.53	79.71	51.48	75.49	80.37

Section 16(a) Beneficial Ownership Reporting Compliance

        The executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Exchange Act to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us, we believe that all of our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements during fiscal year 2004.

Stockholder Proposals for 2006 Annual Meeting

        If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2006 annual meeting of stockholders, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. We must receive your proposal intended for inclusion in the proxy statement at our principal executive offices, Five Science Park, New Haven, Connecticut 06511 Attention: Secretary, no later than December 9, 2005.

        If you wish to present a proposal at the 2006 annual meeting of stockholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted above. Assuming our 2006 annual meeting of stockholders is not more than 30 days before or after May 10, 2006, we must receive the proposal at Five Science Park, New Haven, Connecticut 06511 no later than the close of business on February 24, 2006. However, if the date of the 2006 annual meeting is prior to April 10, 2006 or after June 11, 2006, your notice must be received no later than the close of business on the 45th day prior to the 2006 annual meeting if at least 60 days notice or prior public disclosure of the 2006 annual meeting is given or made. If such 60 days notice or prior public disclosure is not made, your notice must be received no later than the date 15 days after the day on which the notice of the 2006 annual meeting was mailed or public disclosure was made. If you fail to provide timely notice of a proposal to be presented at the 2006 annual meeting, the chairman of the meeting will disregard the proposal.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Marcia Passavant, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511, (203) 773-1450. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Other Matters

        We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of our common stock and series A preferred stock. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person, by telephone, facsimile, email and other means. We expect that the costs incurred in the solicitation of proxies will be nominal.

        In addition to our annual report of stockholders, which is being mailed with this proxy statement to stockholders, any holder or beneficial owner of our common stock and series A preferred stock may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC. We will furnish any exhibit to our Annual Report on

Form 10-K upon the payment of a reasonable fee, which shall be limited to our reasonable expenses in furnishing such exhibit. Written requests for copies of our Annual Report on Form 10-K should be addressed to Marcia Passavant, Genaissance Pharmaceuticals, Inc., Five Science Park, New Haven, Connecticut 06511.

Electronic Voting

        If you own your shares of common stock of record, you may vote your shares over the Internet at www.voteproxy.com or telephonically by calling 1-800-PROXIES and by following the instructions on the enclosed proxy card. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. on May 9, 2005.

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

        Our board of directors hopes that you will attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented at the annual meeting. Please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States (or vote your shares over the Internet or by telephone). If you attend the annual meeting and vote in person, your proxy will not be used.

By order of the Board of Directors,

Ben D. Kaplan Secretary
April 8, 2005 New Haven, Connecticut

Appendix A

GENAISSANCE PHARMACEUTICALS, INC.

2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

        1.    Purpose.

        This Genaissance Pharmaceuticals, Inc. 2000 Amended and Restated Equity Incentive Plan (the "Plan") amends and restates the Genaissance Pharmaceuticals, Inc. Stock Option Plan by providing for the grant of equity incentives of various forms in the Company, including restricted stock awards. The purpose of the Plan is to attract and retain directors and key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 9 below.

        2.    Administration.

        The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

        3.    Eligibility.

        All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

        4.    Stock Available for Awards.

        (a)   Amount.    Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 8,187,375 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

        (b)   Adjustment.    In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any

Award shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award.

        (c)   Limit on Individual Grants.    The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000, and the maximum number of shares of Common Stock that may be granted as Restricted Stock or Unrestricted Stock Awards, with respect to which performance goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 1,000,000, subject to adjustment under subsection (b).

        5.    Stock Options.

        (a)   Grant of Options.    Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine. No Incentive Stock Options may be granted hereunder more than ten years after the effective date of the Plan.

        (b)   Terms and Conditions.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (c)   Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.

        6.    Stock Appreciation Rights.

        (a)   Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

        (b)   Exercise Price.    The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined.

        7.    Stock Awards.

        (a)   Grant of Restricted or Unrestricted Stock Awards.    The Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time ("Unrestricted Stock").

        (b)   Performance Goals.    The Committee may establish performance goals for the granting of Restricted Stock or Unrestricted Stock Awards or the lapse of risk of forfeiture of Restricted Stock. Such performance goals may be based on earnings per share, revenues, sales or expense targets of the Company or any subsidiary or division thereof, stock price, or such other business criteria as the Committee may determine. The achievement of the performance goals shall be determined by the Committee. Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

        8.    General Provisions Applicable to Awards.

        (a)   Documentation.    Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

        (b)   Committee Discretion.    Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

        (c)   Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

        (d)   Termination of Service.    The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of service of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

        (e)   Change in Control.    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

        (f)    Transferability.    In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

        (g)   Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

        (h)   Foreign Nationals.    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (i)    Amendment of Award.    The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant's consent unless:

          (i)    In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

          (ii)   In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        9.    Certain Definitions.

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

        "Award" means any Option, Stock Appreciation Right, Restricted Stock, or Unrestricted Stock granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of Section 162(m) of the Code, respectively.

        "Common Stock" or "Stock" means the Common Stock, $.001 par value, of the Company.

        "Company" means Genaissance Pharmaceuticals, Inc., a Delaware corporation.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        10.    Miscellaneous.

        (a)   No Right To Employment.    No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

        (b)   No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

        (c)   Effective Date.    The Plan shall be effective on the date it is approved by the stockholders.

        (d)   Amendment of Plan.    The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

        (e)   Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Appendix B

GENAISSANCE PHARMACEUTICALS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

A.    Purpose

  The purpose of the Audit Committee is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B.    Structure and Membership

  1.
  Number.     Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence.     Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

  3.
  Financial Literacy.     Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair.     Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation.     The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal.     Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

  The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company's financial statements and the Company's internal control over financial reporting and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's reports.

  Oversight of Independent Auditors

  1.
  Selection.     The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  2.
  Independence.     The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Compensation.     The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  4.
  Preapproval of Services.     The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

  5.
  Oversight.     The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management,

      including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

    •
    other material written communications between the independent auditor and Company management.

  Audited Financial Statements

  6.
  Review and Discussion.     The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  7.
  Recommendation to Board Regarding Financial Statements.     The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  8.
  Audit Committee Report.     The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

  9.
  Independent Auditor Review of Interim Financial Statements.     The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

  10.
  Oversight.   The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

  11.
  Procedures for Complaints.   The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  12.
  Related-Party Transactions.   The Audit Committee shall review all "related party transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

  13.
  Additional Powers.   The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings.     The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.     The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board.     The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter.     At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Independent Advisors.     The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  6.
  Investigations.     The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  7.
  Funding.     The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  8.
  Annual Self-Evaluation.     At least annually, the Audit Committee shall evaluate its own performance.

Appendix C

GENAISSANCE PHARMACEUTICALS, INC.

AMENDED AND RESTATED NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE CHARTER

A.    Purpose

        The purpose of the Nominating and Corporate Governance Committee is to:

  •
  recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders;

  •
  develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and

  •
  oversee the evaluation of the Board.

B.    Structure and Membership

  1.
  Number.     The Nominating and Corporate Governance Committee shall consist of such number of directors as the Board shall from time to time determine.

  2.
  Independence.     Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating and Corporate Governance Committee shall be "independent" as defined by such rules.

  3.
  Chair.     Unless the Board elects a Chair of the Nominating and Corporate Governance Committee, the Committee shall elect a Chair by majority vote.

  4.
  Compensation.     The compensation of Nominating and Corporate Governance Committee members shall be as determined by the Board.

  5.
  Selection and Removal.     Members of the Nominating and Corporate Governance Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Nominating and Corporate Governance Committee from such Committee, with or without cause.

C.    Authority and Responsibilities

  General

  The Nominating and Corporate Governance Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management, in accordance with its business judgment.

  Board and Committee Membership

  1.
  Selection of Director Nominees.     Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

  2.
  Criteria for Selecting Directors.     The Board's criteria for selecting directors are as set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

  3.
  Search Firms.     The Nominating and Corporate Governance Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm's fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

  4.
  Selection of Committee Members.     The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

  Corporate Governance

  5.
  Corporate Governance Guidelines.     The Nominating and Corporate Governance Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

  Evaluation of the Board; Succession Planning

  6.
  Evaluation of the Board.     The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board's performance, to be discussed with the Board.

  7.
  Succession of Senior Executives.     The Nominating and Corporate Governance Committee shall oversee an annual review by the Board on succession planning, which shall include transitional leadership in the event of an unplanned vacancy.

  8.
  Additional Powers.     The Nominating and Corporate Governance Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings.     The Nominating and Corporate Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.     The Nominating and Corporate Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

  3.
  Reports to the Board.     The Nominating and Corporate Governance Committee shall report regularly to the Board.

  4.
  Charter.     The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  5.
  Independent Advisors.     The Nominating and Corporate Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

  6.
  Investigations.     The Nominating and Corporate Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

  7.
  Annual Self-Evaluation.     At least annually, the Nominating and Corporate Governance Committee shall evaluate its own performance.

Appendix D

PROXY	GENAISSANCE PHARMACEUTICALS, INC.	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF GENAISSANCE PHARMACEUTICALS, INC.

        The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Kevin L. Rakin and Ben D. Kaplan (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Genaissance Pharmaceuticals, Inc. (the "Company") to be held on Tuesday, May 10, 2005 at 2:00 p.m., Eastern time, at the Company's corporate headquarters located at Five Science Park, New Haven, Connecticut 06511, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock, par value $.001 per share (the "Common Stock"), and Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. None of the proposals herein is conditioned upon the approval of any other proposal.

        Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of Common Stock and/or Series A Preferred Stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

UNLESS VOTING YOUR SHARES OVER THE INTERNET OR BY TELEPHONE,
PLEASE FILL IN, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE

(Continued and to be signed on the reverse side)

            COMMENTS:

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR -

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR -

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

  1.
  To elect the following directors as Class 2 Directors to serve for the ensuing three years except for Mr. Rakin, who will serve for the ensuing two years, as described in the Company's proxy statement:
Nominees:	Dr. Jürgen Drews Mr. Kevin Rakin Mr. Christopher Wright
☐	FOR all nominees
☐	WITHHOLD AUTHORITY for all nominees
☐	FOR all except (See instructions below)

  INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write such nominee's name on the line provided.

  2.
  To approve an amendment to the 2000 Amended and Restated Equity Incentive Plan, as amended, increasing the number of shares of Common Stock available for issuance thereunder from 7,187,375 shares to 8,187,375 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN
  3.
  To amend the Company's Certificate of Designations to its Certificate of Incorporation, as amended, to provide that the amount of indebtedness the Company may incur under its Certificate of Designations without the vote or written consent of the holders of at least 66 2/3% of the shares of its outstanding Series A Preferred Stock be increased from $7.0 million to $9.0 million from and after September 30, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN
  4.
  To ratify the appointment by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        The shares of Common Stock and/or Series A Preferred Stock represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified therein, this proxy will be voted FOR the proposal. If any other matters properly come before the annual meeting of stockholders, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

        TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

        IMPORTANT—PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date	Signature of Stockholder	Date
NOTE:
Please sign exactly as name appears on this proxy indicating, where proper, official position or representative capacity. When signing as executor, administrator, attorney or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name, by authorized person.

QuickLinks

GENAISSANCE PHARMACEUTICALS, INC. Five Science Park New Haven, Connecticut 06511 (203) 773-1450
TABLE OF CONTENTS
GENERAL INFORMATION
DISCUSSION OF PROPOSALS
INFORMATION ABOUT CORPORATE GOVERNANCE
Equity Compensation Plan Information
GENAISSANCE PHARMACEUTICALS, INC. 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN